UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

MONOTYPE IMAGING HOLDINGS INC.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE LP

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

STARBOARD VALUE AND OPPORTUNITY S LLC

STARBOARD VALUE AND OPPORTUNITY C LP

STARBOARD VALUE R LP

STARBOARD VALUE R GP LLC

STARBOARD VALUE GP LLC

STARBOARD PRINCIPAL CO LP

STARBOARD PRINCIPAL CO GP LLC

JEFFREY C. SMITH

MARK R. MITCHELL

PETER A. FELD

BLR PARTNERS LP

BLRPART, LP

BLRGP INC.

FONDREN MANAGEMENT, LP

FMLP INC.

BRADLEY L. RADOFF

KRISTEN O’HARA

CLIFFORD PRESS

GEORGE A. RIEDEL

EDWARD TERINO

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Starboard Value LP (“Starboard”) and BLR Partners LP (“BLR”), together with the other participants named herein, intend to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission to be used to solicit proxies for the election of their slate of director nominees at the 2018 annual meeting of stockholders of Monotype Imaging Holdings Inc., a Delaware corporation (the “Company”).

Item 1: On February 13, 2018, Starboard and BLR delivered a letter to Scott Landers, President and Chief Executive Officer of the Company and the Board of Directors of the Company (the “Board”). The full text of the letter is attached hereto as Exhibit 1 and is incorporated herein by reference.

Item 2: On February 13, 2018, Starboard and BLR issued the following press release:

Starboard AND BLR Deliver Letter to Monotype CEO and BOARD OF DIRECTORS

Highlight the Destruction of Significant Shareholder Value under Monotype’s Misguided Strategy of Acquiring Non-Core, Money-losing Businesses

Believe Monotype Has World-Class, Industry-Leading Font Licensing Business and IP with Multiple Opportunities for Long-Term, Sustainable Growth

Appreciative of Constructive Dialogue with CEO to Date but Disappointed that Board Appears Unwilling to Seriously and Urgently Embrace the Change Required at Monotype

Has Nominated a Slate of Highly-Qualified Director Candidates for Election at Company’s 2018 Annual Meeting

NEW YORK, NY - February 13, 2018 /PRNewswire/ -- Starboard Value LP (together with its affiliates, “Starboard”) and BLR Partners LP (together with its affiliates, “BLR”), collectively one of the largest shareholders of Monotype Imaging Holdings Inc. (“Monotype” or the “Company”)(NASDAQ:TYPE), with ownership of approximately 8.2% of the Company’s outstanding shares, today announced that they have delivered a letter to Scott Landers, Monotype’s President and Chief Executive Officer, and the Monotype Board of Directors (the “Board”).

The full text of Starboard’s and BLR’s letter to the CEO and Board can be viewed at the following link:

http://www.starboardvalue.com/wp-content/uploads/Starboard_Value_LP_and_BLR_Letter_to_TYPE_CEO_and_Board_02.13.2018.pdf

About Starboard Value LP

Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing primarily in publicly traded U.S. companies. Starboard invests in deeply undervalued companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

About BLR Partners LP

BLR Partners is an investment partnership managed by Houston-based Fondren Management LP with an intrinsic value approach to investing in publicly traded companies.

Investor contacts:

Peter Feld, (212) 201-4878

Jonathan Sagal, (212) 845-7935

www.starboardvalue.com

Greg Lempel, (713) 482-2196

BLR Partners

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Starboard Value LP and BLR Partners LP, together with the other participants named herein (collectively, the “Participants”), intend to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit votes for the election of their slate of director nominees at the 2018 annual meeting of stockholders of Monotype Imaging Holdings Inc., a Delaware corporation (the "Company").

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The Participants in the proxy solicitation are anticipated to be Starboard Value and Opportunity Master Fund Ltd ("Starboard V&O Fund"), Starboard Value and Opportunity S LLC ("Starboard S LLC"), Starboard Value and Opportunity C LP ("Starboard C LP"), Starboard Value R LP ("Starboard R LP"), Starboard Value R GP LLC ("Starboard R GP"), Starboard Value LP, Starboard Value GP LLC ("Starboard Value GP"), Starboard Principal Co LP ("Principal Co"), Starboard Principal Co GP LLC ("Principal GP"), Jeffrey C. Smith, Mark R. Mitchell, Peter A. Feld, BLR Partners, BLRPart, LP (“BLRPart GP”), BLRGP Inc. (“BLRGP”), Fondren Management, LP (“Fondren Management”), FMLP Inc. (“FMLP”), Bradley L. Radoff, Kristen O’Hara, Clifford Press, George A. Riedel and Edward Terino.

As of the date hereof, Starboard V&O Fund directly beneficially owns 1,946,682 shares of Common Stock, par value $0.001 (the “Common Stock”), of the Company.  As of the date hereof, Starboard S LLC directly beneficially owns 225,144 shares of Common Stock.  As of the date hereof, Starboard C LP directly beneficially owns 127,669 shares of Common Stock.  Starboard R LP, as the general partner of Starboard C LP, may be deemed the beneficial owner of the 127,669 shares of Common Stock owned by Starboard C LP.  Starboard R GP, as the general partner of Starboard R LP, may be deemed the beneficial owner of the 127,669 shares of Common Stock owned by Starboard C LP.  As of the date hereof, 253,914 shares of Common Stock were held in an account managed by Starboard Value LP (the “Starboard Value LP Account”). Starboard Value LP, as the investment manager of Starboard V&O Fund, Starboard C LP and the Starboard Value LP Account and the manager of Starboard S LLC, may be deemed the beneficial owner of the (i) 1,946,682 shares of Common Stock owned by Starboard V&O Fund, (ii) 225,144 shares of Common Stock owned by Starboard S LLC, (iii) 127,669 shares of Common Stock owned by Starboard C LP, and (iv) 253,914 shares of Common Stock held in the Starboard Value LP Account. Starboard Value GP, as the general partner of Starboard Value LP, may be deemed the beneficial owner of the (i) 1,946,682 shares of Common Stock owned by Starboard V&O Fund, (ii) 225,144 shares of Common Stock owned by Starboard S LLC, (iii) 127,669 shares of Common Stock owned by Starboard C LP, and (iv) 253,914 shares of Common Stock held in the Starboard Value LP Account.  Principal Co, as a member of Starboard Value GP, may be deemed the beneficial owner of the (i) 1,946,682 shares of Common Stock owned by Starboard V&O Fund, (ii) 225,144 shares of Common Stock owned by Starboard S LLC, (iii) 127,669 shares of Common Stock owned by Starboard C LP, and (iv) 253,914 shares of Common Stock held in the Starboard Value LP Account.  Principal GP, as the general partner of Principal Co, may be deemed the beneficial owner of the (i) 1,946,682 shares of Common Stock owned by Starboard V&O Fund, (ii) 225,144 shares of Common Stock owned by Starboard S LLC, (iii) 127,669 shares of Common Stock owned by Starboard C LP, and (iv) 253,914 shares of Common Stock held in the Starboard Value LP Account. Each of Messrs. Smith, Mitchell and Feld, as a member of Principal GP and as a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, may be deemed the beneficial owner of the (i) 1,946,682 shares of Common Stock owned by Starboard V&O Fund, (ii) 225,144 shares of Common Stock owned by Starboard S LLC, (iii) 127,669 shares of Common Stock owned by Starboard C LP, and (iv) 253,914 shares of Common Stock held in the Starboard Value LP Account.

As of the date hereof, BLR Partners directly beneficially owns 851,137 shares of Common Stock.  BLRPart GP, as the general partner of BLR Partners, may be deemed the beneficial owner of the 851,137 shares of Common Stock owned by BLR Partners.  BLRGP, as the general partner of BLRPart GP, may be deemed the beneficial owner of the 851,137 shares of Common Stock owned by BLR Partners. Fondren Management, as the investment manager of BLR Partners, may be deemed the beneficial owner of the 851,137 shares of Common Stock owned by BLR Partners. FMLP, as the general partner of Fondren Management, may be deemed the beneficial owner of the 851,137 shares of Common Stock owned by BLR Partners. Mr. Radoff, as the sole shareholder and sole director of each of BLRGP and FMLP, may be deemed the beneficial owner of the 851,137 shares of Common Stock owned by BLR Partners.

As of the date hereof, Ms. O’Hara directly beneficially owns 590 shares of Common Stock.  As of the date hereof, Mr. Riedel directly beneficially owns 1,075 shares of Common Stock.  As of the date hereof, Mr. Terino directly beneficially owns 670 shares of Common Stock.  As of the date hereof, Mr. Press does not beneficially own any securities of the Company.